THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

SECURED CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, SiriCOMM, Inc., a Delaware corporation (hereinafter called the “BORROWER” or “COMPANY”), hereby promises to pay to the order of __________________________________, or its registered assigns (the “HOLDER”) the sum of __________________ U.S. Dollars (U.S. $________), on April 15, 2008 (the “MATURITY DATE”), and to pay interest (“Interest”) on the unpaid principal balance hereof at the rate of twelve percent (12%) per annum (the “Interest Rate”) from the date of issuance (the “ISSUE DATE”) until the same becomes due and payable, whether on a Principal Payment Due Date, at maturity or upon acceleration or otherwise. Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable in cash or Common Stock at the option of the Holder (i) on the Maturity Date or earlier if such other date specified herein, or (ii) on each Conversion Date (as to that principal amount then being converted). The Borrower may pay the interest payable on this Debenture with shares of Common Stock (“Interest Payment Shares”) with an attributed value per share equal to $.31 per share, whichever is less. This Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this “Debenture”) is one of an issue of Convertible Debentures issued pursuant to the Securities Purchase Agreement on the Closing Date (collectively, the “Debentures” and such other Convertible Debentures, the “Other Debentures”).

This Debenture may be prepaid without premium by the Borrower upon 15 days notice to the Holder, provided, however, that the Holder shall have the right to convert the Debenture during the 15 day Notice period. All payments due hereunder (to the extent not converted into Common Stock, par value $0.001 per share, of the Borrower (the “COMMON STOCK”) in accordance with the terms hereof) shall be made in lawful money of the United States of America provided that, to the extent that any accrued interest has not been paid when due, at the option of the Holder, in whole or in part, such accrued and unpaid interest may, upon written notice to the Borrower, be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

The following terms shall apply to this Debenture:

Section 1.         Certain Definitions. Capitalized terms used and not otherwise defined herein that are defined in that certain Securities Purchase Agreement, of date even herewith, pursuant to which the Debenture was originally issued (the “SECURITIES PURCHASE AGREEMENT” or the “PURCHASE AGREEMENT”), shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“BUSINESS DAY” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“CLOSING DATE” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Holder’s obligations to pay the Subscription Amount and (ii) the Corporation’s obligations to deliver the Securities have been satisfied or waived.

“CLOSING PRICE,” as of any date, means the last sale price of the Common Stock on the PRINCIPAL MARKET as reported by Bloomberg or, if the PRINCIPAL MARKET is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, Inc., or if no last sale price of such security is available on the PRINCIPAL MARKET for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Company and the Holder.

“CONVERTIBLE SECURITIES” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“DEBENTURES” shall be deemed to refer to this Debenture, all other convertible debentures issued pursuant to the Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

“EQUITY PAYMENT CONDITIONS” shall mean, during the each Trading Day of the period in question, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion, if any, (ii) all Required Cash Payments shall have been paid; (iii) no Events of Default have occurred that have not been cured, (iv) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares, Warrant Shares and other shares issued or issuable pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future)(or such shares may be resold, without restriction, pursuant to Rule 144(k)), (v) the Common Stock is trading on the Principal Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Principal Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), (vi) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vii) the Company has not been a party to a Major Transaction, (viii) all of the shares issued or issuable pursuant to the transaction proposed would not violate the 4.99% Beneficial Ownership Limitation (or the 9.99% Beneficial Ownership Limitation, as applicable) and would not cause the number of shares issued to the Holder to exceed the Pro Rata Exchange Cap Amount (as defined in the Securities Purchase Agreement) or the Conversion Cap, (ix) the daily trading volume of the Company’s common stock for each such Trading Day exceeds $50,000, and (x) no public announcement of a pending or proposed Major Transaction or acquisition transaction has occurred that has not been consummated.

“INDEBTEDNESS” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (viii) all obligations issued, undertaken or assumed as part of any financing facility with respect to accounts receivables of the Company and its Subsidiaries, including, without limitation, any factoring arrangement of such accounts receivables and (ix) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

“ISSUE DATE” shall mean the date of the first issuance of any Debenture regardless of the number of transfers of any particular Debenture.

“MARKET PRICE,” as of any date, means the Average Closing Price (as defined herein) of the Company’s Common Stock during the five (5) consecutive trading day period immediately preceding the date in question.

“OPTIONS” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“PERSON” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“PRINCIPAL MARKET” shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Company and the Holder.

“SHARES” shall mean the shares of Common Stock issuable upon conversion of the Debentures.

“SUBSCRIPTION AMOUNT” shall mean, as to each Buyer, the amount to be paid for the Debenture purchased pursuant to the Purchase Agreement as specified in Section 10 of the Purchase Agreement, in United States Dollars and in immediately available funds.

“SUBSIDIARIES” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“TRADING DAY” shall mean any day on which the Common Sock is traded for any period on the PRINCIPAL MARKET, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“TRANSACTION DOCUMENTS” shall have the meaning ascribed to it in the Securities Purchase Agreement.

Section 2.	Conversion.

(a) Conversion Right.

(i)           Conversion Timing and Amount. Subject to the limitations on conversion contained herein, the record Holder of this Debenture shall have the right from time to time, and at any time on or after the Issue Date hereof to convert any of all of the Debentures (plus any accrued and unpaid interest, Failure Payments and other Required Cash Payments) into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common

Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 2(b) below, subject to adjustment as provided herein) determined as provided herein (a “CONVERSION”). The Conversion Rights set forth in this Section 2 shall remain in full force and effect immediately from the Issue Date until the Debenture is paid in full regardless of the occurrence of an Event of Default.

(ii)          Limitation On Conversion. Notwithstanding the above, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, the unexercised Warrants or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein)(the “Beneficially Owned Shares”) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (the “4.99% BENEFICIAL OWNERSHIP LIMITATION”). For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso to the immediately preceding sentence, and PROVIDED THAT the 4.99% Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder, if requested by the Company, that the issuance of the shares in such Notice of Conversion will not violate the 4.99% Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), in the event of a Forced Conversion by the Company in accordance with Section 2(g) hereof, or in the event that Default Shares are being issued to the Holder pursuant to Section 13 hereof, then “4.99%” shall be automatically revised immediately after such offer to read “9.99%” each place it occurs in the first paragraph of this Section 2(a)(ii) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer. In addition, the 4.99% Beneficial Ownership Limitation provisions of this Section 2(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the 4.99% Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 2(a)(ii) shall continue to apply. The limitations on conversion set forth in this subsection are referred to as the “Beneficial Ownership Limitations.” Upon such a change by a Holder of the Beneficial Ownership Limitation from such

4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(iii)        Maximum Exercise of Rights. In the event the Holder notifies the Company that the exercise of the rights described in this Section 2 or the issuance of Payment Shares (as defined in the Securities Purchase Agreement) or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “Issuable Shares”) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Holder calculated in the manner described in Section 2(a)(ii) of this Agreement, then the issuance of such additional shares of common stock of the Company to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such common stock without exceeding the maximum amount set forth calculated in the manner described in Section 2(a)(ii) of this Agreement. The determination of when such common stock may be issued shall be made by each Holder as to only such Holder.

(iv)         Calculation of Conversion Amount. The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term “CONVERSION AMOUNT” means, with respect to any conversion of the Debenture, the sum of (1) the principal amount of the Debenture to be converted in such conversion, PLUS (2) all accrued and unpaid Interest thereon for the period beginning on the Issue Date and ending on the Conversion Date (as defined in Section 2(d) hereof), PLUS (3) at the Holder’s option, any Failure Payments or other Required Cash Payment owed to the Holder.

(b)	Conversion Price.

(i)           Initial Conversion Price. The “CONVERSION PRICE” shall be $.34.

(c)	Reservation of Shares.

(i)           Increase and Maintenance of Authorized and Reserved Amount. The Company represents that the aggregate number of its authorized shares is 50,000,000 shares and covenants that is will initially reserve (the “INITIAL SHARE RESERVATION”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 100% of the initial principal amount of this Debenture, divided by Conversion Price in effect on the Issue Date of this Debenture, free from preemptive rights, to provide for the issuance of Common Stock upon the conversion of this Debenture. Company further covenants that, beginning on the Issue Date hereof, and continuing throughout the period that any portion of this Debenture is outstanding, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares (the “RESERVED AMOUNT”), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture. The Reserved Amount shall be increased from time to time in accordance with the Company’s obligations pursuant to Section 4(h) of the Purchase Agreement. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debenture shall be convertible at the then applicable Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding portion of this Debenture.

(ii) Conversion Failure. If, at any time a Holder of this Debenture submits a Notice of Conversion, and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Section 2 (a “CONVERSION FAILURE”), the Company shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of the Debenture which the Holder included in its Notice of Conversion and which exceeds the amount which is then convertible into available shares of Common Stock (the “EXCESS AMOUNT”) shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder’s option at any time after) the date additional shares of Common Stock are authorized and duly reserved for issuance by the Company to permit such conversion.

The Company shall use its best efforts to authorize and reserve a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized, reserved and unissued shares to allow full conversion of outstanding amount of the Debenture and (ii) a Conversion Failure. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of the Holder’s accrued Conversion Failure Payments.

The Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the original Principal Amount of the Debenture initially issued to each Holder divided by the aggregate principal amount of all Debentures issued to all buyers in the Offering (where the “Offering” shall mean the offering of debentures pursuant to the Securities Purchase Agreement). In the event a holder shall sell or otherwise transfer such Holder’s Debenture, each transferee shall immediately be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Debenture shall be allocated to the remaining holders of Debentures, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

(d) Method of Conversion.

(i) Mechanics of Conversion. Subject to Section 2(a) and the other provisions of this Debenture, this Debenture may be converted into Common Stock by the Holder in whole or in part at any time and from time to time after the Issue Date, by (A) submitting to the Company a duly executed notice of conversion in the form attached hereto as Exhibit A (“NOTICE OF CONVERSION”) by facsimile dispatched prior to Midnight, New York City time (the “CONVERSION NOTICE DEADLINE”) on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in written notice to the Company on the date specified therein as the Conversion Date) to the office of the Company; which notice shall specify the principal amount of this Debenture to be converted (plus the dollar amount of any accrued but unpaid Interest Failure Payments, or other Required Cash Payments that the Holder elects to convert into Common Stock), the applicable Conversion Price, and the number of shares of Common Stock issuable upon such conversion; and (B) subject to Section 2(d)(vi), surrendering the certificate (“Debenture Certificate”) representing a share Debenture at the principal office of the Company.

(ii)          Conversion Date. The “CONVERSION DATE” shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Company or its Transfer Agent before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the date that the Notice of Conversion (or a facsimile thereof) is first received by the Company or its Transfer Agent. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date.

(iii)      Delivery of Common Stock Upon Conversion. Upon submission of a Notice of Conversion, the Company shall, within three (3) business days after the Conversion Date (the “DELIVERY PERIOD”), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Purchase Agreement to or upon the order of the Holder that number of shares of Common Stock (“Conversion Shares”) for the principal amount of this Debenture (plus the dollar amount of any accrued but unpaid Interest, Failure Payments, or other Required Cash Payments that the Holder elects to convert into Common Stock) converted as shall be determined in accordance herewith. Upon the conversion of this Debenture, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company’s transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that, unless waived by the Holder, the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

(iv)         Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by the end of the Delivery Period, or fails to effect delivery of Default Shares by the Default Share Delivery Deadline (as defined in Section 7 hereof) (each, a “Delivery Failure”), the Holder, at its option, will be entitled to revoke all or part of the relevant Notice of Conversion (a “Conversion Revocation”) or rescind all or part of the notice of Mandatory Redemption (a “Redemption Revocation”), as applicable, by delivery of a notice to such effect to the Company whereupon the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described herein shall be payable through the date notice of revocation or rescission is given to the Company.

(v)          Obligation of Company to Deliver Common Stock. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and, except as otherwise provided in this Debenture, unless the Company defaults on its obligations hereunder, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The provisions of this subsection are subject to the provisions of Section 2(d)(iv) hereof.

(vi)         Surrender of Debenture Certificates Upon Conversion; Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender the Debenture Certificate to the Company unless all of this Debenture is converted, in which case such Holder shall deliver the Debenture Certificate being converted to the Company promptly following the Conversion Date at issue. The Holder and the Company shall maintain records showing the amount of this Debenture that is so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture Certificate upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.

(vii)       No Fractional Shares. If any conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Debenture shall be the next higher number of shares.

(viii)      Lost or Stolen Debenture Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a Debenture Certificate, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture Certificate, if mutilated, the Company shall execute and deliver a new Debenture Certificate of like tenor and date.

(e)          Legends. The Holder understands that the Debenture Certificates and, until such time as Conversion Shares and any other Issued Common Shares (as defined in the Purchase Agreement) have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and any other Issued Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably satisfactory to counsel to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act.”

(f)           Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or in the Transaction Documents or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Debenture, including but not limited to the remedies provided in Section 2(d)(iv), Section 6 and Section 8 hereof. Notwithstanding the foregoing, if a Holder initiates a Conversion Revocation or a Redemption Revocation pursuant to Section 2(d)(iv) hereof, the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portion of this Debenture as specified in Section 2(d)(iv) and the Company shall, as soon as practicable, return such unconverted portion of this Debenture to the Holder or, if the Debenture Certificate has not been surrendered, adjust its records to reflect that such portion of the Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive Failure Payments pursuant to Section 6 to the extent required thereby for such Event of Failure and any subsequent Event of Failure and the right to receive the Default Amount pursuant to Section 8 to the extent required thereby) for the Company’s failure to convert this Debenture.

Section 3. Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined herein) or Persons when the Company is not the survivor shall, at the Holder’s option, either: (i) be deemed to be an Event of Default (as defined in Section 7) pursuant to which the Company shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Section 8) or (ii) be treated pursuant to Section 3(b) hereof. “PERSON” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Debenture or any portion thereof is issued and outstanding and prior to conversion of all of this Debenture, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company (each, a “CHANGE OF CONTROL TRANSACTION”), then the Holder of this Debenture, at the Holder’s option, shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had the Debenture (plus any accrued and unpaid Interest, Failure Payments and other Required Cash Payments) been converted in full immediately prior to such transaction (without regard to any contractual, legal, or regulatory restrictions on such exercise and issuance, if any, including but not limited to the Beneficial Ownership Limitation, and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any transaction described in this Section 3(b) unless (a) it first gives, thirty (30) days prior written notice of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) and (b) the resulting successor or acquiring entity (if not the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of Common Stock are entitled to receive as a result of such Change of Control Transaction, assumes by written instrument the obligations of this Debenture, including this Section 3(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Participation. The Holder, as the holder of the Debenture, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock of the Company to the same extent as if the Holder had completely converted the Debenture into Common Stock (without regard to any limitations on conversion herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(d) Rights Upon Issuance of Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Common Shares acquirable upon complete conversion of the Debenture (without taking into account any limitations or restrictions on the convertibility of the Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

(e) Additional Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as provided in this Section 3(e).

(i) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization,

reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(ii) Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to this Section 3 or otherwise, the Company shall promptly mail to the Holder a notice (a “Conversion Price Adjustment Notice”) setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. For purposes of clarification, whether or not the Corporation provides a Conversion Price Adjustment Notice pursuant to this Section 3(g), upon the occurrence of any event that leads to an adjustment of the Conversion Price, the Holders are entitled to receive a number of Conversion Shares based upon the new Conversion Price, as adjusted, for conversions occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

Section 4.          Company’s Right to Redeem. Anytime after the Issuance Date, the Company may provide to the Holders a fifteen (15) Trading Day advance notice (an “Advance Company Redemption Notice”) stating that the Company has elected to Redeem all or any portion of the outstanding Debenture on the date that is fifteen (15) days after the date of such notice (the “Target Redemption Date”), and certifying that the Company has set aside available cash in the amount of the aggregate projected Company Redemption Amount (as defined below) for use in effecting the redemption. Any Company Redemption shall be applied ratably to all of the Holders in proportion to each Holder’s initial purchase of its Debenture under the Purchase Agreement, provided that any voluntary conversions by a Holder during the 15 day Notice Period shall be applied against such Holder’s pro-rata allocation thereby decreasing the aggregate amount to be redeemed hereunder. The Holder, at its option, may continue to convert its Debenture in accordance with the terms hereof after the receipt of a Company Redemption Notice until the Holder receives payment of the Company Redemption Amount, and the amount of this Debenture to be redeemed shall not exceed the amount which remains outstanding as of the date of Payment of the Company Redemption Amount.

Section 5.	Certain Covenants.

(a) Distributions on Capital Stock. So long as any portion of this Debenture is outstanding, the Company shall not, without the Holder’s written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b)

directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock.

(b) Restriction on Stock Repurchases. So long as any portion of this Debenture is outstanding, the Company shall not, without the Holder’s written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

(c) Incurrence of Indebtedness. So long as this Debenture is outstanding, the Company shall not, without the Holder’s written consent, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than the Indebtedness evidenced by this Debenture unless such Indebtedness is (i) subordinated in right of payment to the Debentures; or (ii) trade payables in the ordinary course of business; (iii) letters of credit for the purchase, manufacture or shipment of inventory, and (iv) capital leases for equipment reasonably necessary for the Company’s business.

(d) Senior Securities. The Debentures shall constitute senior secured debt of the Company. There is no debt currently outstanding that is senior to the Debentures. All future debt issued by the Company shall be subordinated and junior to the Debentures. The Company shall not, without the written permission of the Holder, issue any other debt that is senior to, or pari passu with, the Debentures.

(e) Negative Covenants. As long as any portion of this Debenture remains outstanding, without the prior written consent of Holders holding at least 75% of the then outstanding principal amount of Debentures, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i) other than as contemplated by the Transaction Documents, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(ii) enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(iii) amend its charter documents, including, without limitation, the certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(iv) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of Common Stock or Common Stock Equivalents other than as to (a) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (b) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that all repurchases from such departing officers and directors shall not exceed an aggregate of $150,000 in any 12 month period;

(v) other than those required under the terms of this Debenture, pay cash dividends or distributions on any equity securities of the Company;

(vi) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(vii) enter into any agreement with respect to any of the foregoing.

Section 7. Events of Default.

Each of the following events, after an automatic 30 day cure period, shall be considered to be an “EVENT OF DEFAULT,” unless waived by the Holder:

(a) Failure to Make Cash Payments. The Company fails to pay (each, a “Payment Failure”) any cash payments due to the Holder under the terms of this Debenture when due under this Debenture, whether on a dividend payment due date, at maturity, upon mandatory prepayment, upon acceleration, or otherwise or fails to pay any amount due and owing under this Debenture, the Securities Purchase Agreement, a Warrant or any other Transaction Document when due, including but not limited to all accrued and unpaid Interest, (each cash payment referred to above is referred to as a “Required Cash Payment”), and such failure continues for a period of thirty (30) days after the applicable due date.

(b) Conversion and Delivery of the Shares. The Company (a) fails to issue and deliver shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (for a period of at least sixty (60) days, if such failure is a Conversion Failure solely as a result of a shortage of authorized shares and the Company is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable or for a period of at least thirty (30) days if such failure is a Delivery Failure under Section 2(d)(iv) and is not as a result of a shortage of authorized shares), (b) at any time, the Company announces or states in writing that it will not honor its obligations to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, (c) fails for a period of thirty (30) days to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued or issuable to the Holder upon conversion of the Debenture as and when required by the terms of this Debenture or the Registration Rights Agreement, or (d) fails for a period of thirty (30) days to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by the Debenture, the Purchase Agreement or the Registration Rights Agreement (or makes any announcement or written statement that it does not intend to honor the obligations described in this paragraph).

(c) Breach of Covenants. The Company breaches any covenant or other term or condition of this Debenture, or any of the other Transaction Documents in any respect, for which a default period is not already specified, and such breach, if subject to cure, continues for a period of thirty (30) days after written notice to the Company from the Holder.

(e) Breach of Representations and Warranties. Any representation or warranty of the Company made herein, in any of the Transaction Documents or in any agreement, statement or certificate given in writing pursuant hereto (including, without limitation, pursuant to the Purchase Agreement, the Registration Rights Agreement and the Warrants), shall be false or misleading in any material respect when made and the breach of which has a material adverse effect on the rights of the Holder with respect to this Debenture, the Purchase Agreement, the Registration Rights Agreement or the Warrants.

(f) Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

(g) Judgments. Any money judgment, writ or similar process shall be entered or filed by a court against the Company or any subsidiary of the Company or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

(h) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Company.

(i) Delisting of Common Stock. A Delisting Event (as defined below) occurs and remains uncured for a period of thirty (30) days, where a “Delisting Event” means Delisting of the Common Stock from the Principal Market; failure to comply with the requirements for continued listing on the Principal Market for a period of seven consecutive trading days; or notification from the Principal Market that the Company is not in compliance with the conditions for such continued listing on the Principal Market.

(j) Default Under Other Debentures or Warrants. An Event of Default has occurred and is continuing with respect to any Debenture issued pursuant to the Purchase Agreement and held by other holders or under any of the warrants issued to other holders pursuant to the other purchase agreements relating to the Debenture.

(k) Failure to Authorize and Reserve Common Stock. A Share Authorization Failure (as defined below) occurs and remains uncured for a period of sixty (60) days, where a “Share Authorization Failure” means that the Company shall fail to authorize and reserve, and maintain authorized and reserved, shares of Common Stock as required under Section 2(c) hereof.

(l) Stop Trade. A Stop Trade Default occurs, where a “Stop Trade Default” means a Stop Trade Failure (as defined below) that occurs and remains uncured for a period of thirty (30) days, where a “Stop Trade Failure” means that an SEC or judicial stop trade order or Principal Market trading suspension with respect to Company’s Common Stock. A “Stop Trade Default” shall immediately occur in the event of a Stop Trade Failure, where a contributing cause to such trade stoppage is a failure by the Company to make any required filings within the time required by the applicable laws or regulations (a “Company Filing Failure”).

(m) Reverse Splits. The Company effectuates a reverse split of its

Common Stock without the prior written consent of the Holder.

(n) Cross Default. An Event of Default (as defined herein and in each of the Holder’s Warrants, respectively) in any other Debenture or Warrant issued by the Company to the Holder pursuant to the Securities Purchase Agreement or any other agreement between the parties currently existing or in the future shall constitute an Event of Default hereunder. In addition, a Cross Default (as defined below) that occurs and remains uncured for a period of thirty (30) days shall constitute an Event of Default, where a “Cross Default” means a default by the Company of a material term, covenant, warranty or undertaking of any of the Transaction Documents (as that term is defined in the Purchase Agreement) or other agreement to which the Company and Holder are parties, including but not limited to the Debentures, the Warrants issued pursuant to the Securities Purchase Agreement and the Warrants issued pursuant to other securities purchase agreements related to the sale of Debentures, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period

(o) Failure to Make Timely 1934 Act Filings. An SEC Filing Failure (as defined below) occurs and remains uncured for a period of thirty (30) days, where an “SEC Filing Failure” means that the Company shall fail to make timely filings of all reports required to be filed with the SEC pursuant to the Securities Act of 1934 (the “1934 Act”) or the Company shall cease to be a “Reporting Issuer” under the 1934 Act.

(p) Legend Removal Failure. A Legend Removal Failure (as defined below) occurs and remains uncured for a period of twenty (20) days, where “Legend Removal Failure” means a failure by the Company to issue Conversion Shares or Payment Shares without restrictive legends or to remove restrictive legends from Conversion Shares or Payment Shares when so required, in each case pursuant to Section 2(e) hereof or otherwise pursuant to the Transaction Documents.

(q) Corporate Existence; Major Transaction. The Company has failed to place the Major Transaction Escrow Amount into escrow by the Major Transaction Escrow Deadline, or has effected a Major Transaction without paying the Major Transaction Escrow Amount to the Holder.

Section 8. Mandatory Redemption. This Debenture shall become immediately due and payable by the Company and the Company shall pay the Holder (a “MANDATORY REDEMPTION”), in full satisfaction of its obligations hereunder, an amount equal to:

(x)	the aggregate outstanding principal amount of this Debenture, plus

(y)	all accrued and unpaid Interest thereon for the period beginning on the Issue Date and ending on the date of Payment.

In the event of one of the following occurs (“REDEMPTION EVENT”)

(a)	Upon Maturity;

(b) Receipt by the Company of cash proceeds from any new debt or equity financing in excess of the lesser of three times the amount received by the Borrower in this Transaction or $5,000,000; and

(c)	Upon an Event of Default which remains uncured for 30 days.

If the Company fails to pay the amount due within five (5) business days of written notice that such amount is due and payable (the “Default Amount Due Date”), then interest shall accrue thereon at a rate of eighteen percent (18%) per annum, compounded monthly (or the maximum amount allowed by applicable law, whichever is less), and the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice (“Default Conversion Notice”), to immediately issue, in lieu of all or any specified portion (the “Specified Portion”) of the unpaid portion (the “Unpaid Portion”) of the amount due, a number of shares of Common Stock of the Company, subject to the 9.99% Limitation, equal to the Specified Portion of the amount due divided by the conversion price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses. The Default shares are due within five (5) Business Days of the date that the Holder delivers a Default Conversion Notice to the Company (the “Default Share Delivery Deadline”).

The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the 9.99% Amount, as defined below, to be exceeded (the “Default 9.99% LIMITATION”). If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in the a violation of the Default 9.99% Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the 9.99% Amount, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

For purposes hereof, “9.99% Amount” shall mean a number of Default Shares to be issued with respect to a particular Specified Portion of the Default Amount which would, when aggregated with all other shares of Common Stock held by the Holder and its affiliates at the time of such issuance, result in beneficial ownership by the Holder and its affiliates of exactly 9.99% of the outstanding shares of Common Stock of the Company, with beneficial ownership being determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), and Regulations 13D-G thereunder, PROVIDED THAT the 9.99% Limitation shall be conclusively satisfied if the Holder provides a signed representation that the issuance of the applicable shares will not violate the 9.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

Section 9.	Miscellaneous.

(a) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b) Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company; and the address of the Company shall be SiriCOMM, Inc.; 4710 East 32nd Street, Joplin, MO 64804; Phone: (417) 626-9971; Fax: (417) 782-0475. Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty  days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Major Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(d) Amendments. Except as otherwise expressly provided herein, the Debentures and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(e) Assignability. This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

(f) Payment of Collection, Enforcement and Other Costs. If (a) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Debenture, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(g) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture or the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Missouri, without regard to the principles of conflicts of law thereof.

(h) Certain Amounts. Whenever pursuant to this Debenture the Company is required to pay an amount in excess of the principal amount of the outstanding Debenture (or the portion thereof required to be paid at that time) plus accrued and unpaid Interest, plus Failure Payments on such amounts, plus any other Required Cash Payments, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

(i) Allocations of Reserved Amount. The Reserved Amount shall be allocated pro rata among the holders of Debentures based on the original principal amount of Debentures issued to the Holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Debentures based on the aggregate number of shares into which all of the Holder’s outstanding Debenture would be convertible and into which all of Holder’s outstanding Warrants would be exercisable at the time of the increase (collectively, the “Fully Diluted Holdings”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Debenture, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

(j) Rule 144 Hold Period. For purposes of Rule 144, it is intended, understood and acknowledged that the Common Stock issuable upon conversion of this Debenture shall be deemed to have been acquired at the time the Debenture was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon conversion of this Debenture shall be deemed to have commenced on the date this Debenture was issued.

(k) Purchase Agreement. By its acceptance of the Debenture, the Holder agrees to be bound by the applicable terms of the Purchase Agreement.

(l) Notice of Corporate Events. Except as otherwise provided in this Debenture, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock.

The Company shall provide the Holder with prior notification of any meeting of the Company’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 10(k).

(m) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debenture or the Transaction Documents, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Debenture and the Transaction Documents and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Company has caused the Debenture to be signed in its name by its duly authorized officer this ____ day of April, 2007.

COMPANY:
SiriCOMM, Inc.

By:__________________________________

Print Name: ___________________________

Title: _________________________________

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $__________ in principal amount of the Debenture (defined herein) into shares of common stock, par value $0.001 per share (“Common Stock”), of SiriCOMM, Inc. (the “COMPANY”), plus:

- $_________ in accrued and unpaid Interest Payments,

- $_________ in accrued and unpaid Failure Payments, plus

- $_________ in accrued and unpaid interest on late payments,

- $_________ in other Required Cash Payments (specify): _____________

______________________________________________________.

all according to the conditions of the convertible Debenture of the Company dated as of ________ ___, 2006 (the “DEBENTURE”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the 4.99% Beneficial Ownership Limitation (or, if applicable, the 9.99% Beneficial Ownership Limitation).

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debenture shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “ACT”), or pursuant to an exemption from registration under the Act.

Date of Conversion:_______________________________
Applicable Conversion Price:________________________
Number of Shares of Common ______________________
Stock to be Issued Pursuant to (i): ____________________
Conversion of the Debenture:_______________________

The Company is not required to issue shares of Common Stock until the original Debenture(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent, if such delivery is required under the terms of the Debenture. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Debenture(s) to be converted, and shall make payments pursuant to the Debenture for the number of business days such issuance and delivery is late.

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